Exhibit 99.3

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re:		Case No. 06-10242
TeleVideo, Inc.
	Debtor.	Chapter 11

SUMMARY OF SCHEDULES

Indicate as to each schedule whether that schedule is attached and state the number of pages in each. Report the totals from Schedules A, B, D, E, F, I, and J in the boxes provided. Add the amounts from Schedules A and B to determine the total amount of the debtor’s assets.  Add the amounts from Schedules D, E, and F to determine the total amounts of the debtor’s liabilities. Individual debtors must also complete the “Statistical Summary of Certain Liabilities.”

AMOUNTS SCHEDULED

NAME OF SCHEDULE	ATTACHED (YES/NO)	NO. OF SHEETS	ASSETS	LIABILITIES	OTHER
A - Real Property	Yes	1	$0.00
B - Personal Property	Yes	3	$2,021,983.00
C - Property Claimed as Exempt	Yes	1
D - Creditors Holding Secured Claims	Yes	1		$2,200,000.00
E - Creditors Holding Unsecured Priority Claims	Yes	3		$250.00
F - Creditors Holding Unsecured Nonpriority Claims	Yes	6		$475,136.62
G - Executory Contracts and Unexpired Leases	Yes	1
H - Codebtors	Yes	1
I - Current Income of Individual Debtor(s)	No	N/A			$N/A
J - Current Expenditures of Individual Debtor(s)	No	N/A			$N/A
TOTAL			$2,021,983.00	$2,675,386.62